EXHIBIT 99.2

S&W Seed Company

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) historical consolidated financial statements of S&W Seed Company (S&W) included in its Annual Report on Form 10-K for the year ended June 30, 2012; (ii) the historical consolidated financial statements of S&W for the three months ended September 30, 2012 included in its Form 10-Q; (iii) the audited financial statements of Imperial Valley Seeds ("IVS") as of and for the years ended December 31, 2011 and 2010, respectively, which are included in Exhibit 99.2 to this Current Report Form 8-KA; and (iv) the unaudited interim financial statements of IVS for the nine months ended September 30, 2012 which are also included in Exhibit 99.2 to this Current Report Form 8-K/A.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2012, and the unaudited pro forma combined statements of operations for the year ended June 30, 2012 and three months ended September 30, 2012, are presented herein. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on September 30, 2012, and combines the unaudited consolidated balance sheet of S&W Seed Company and the assets acquired from IVS. The unaudited pro forma combined statements of operations for the year ended June 30, 2012 and three months ended September 30, 2012 give effect to the acquisition as if it had occurred on July 1, 2011.

S&W's fiscal year ended June 30, 2012 and IVS's fiscal year ended December 31, 2011.The unaudited pro forma combined balance sheet was prepared using the historical balance sheets of S&W and IVS as of September 30, 2012. The unaudited pro forma combined statements of operations were prepared using the historical statements of operations of S&W for the year ended June 30, 2012 and three months ended September 30, 2012, and the historical statements of operations of IVS for the twelve months ended June 30, 2012 and three months ended September, 2012. IVS audited results were adjusted to exclude the six months ended June 30, 2011 and to include the six months ended June 30, 2012 to recast twelve months of operations ending June 30, 2012.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this Current Report on Form 8-K/A. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

S&W SEED COMPANY
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2012

	Historical		Pro Forma		Pro Forma
	S&W Seed Company	Imperial Valley Seeds	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,652,433	$123,978	$(3,123,978)	a	$5,652,433
Accounts receivable, net	6,069,461	3,320,955	(3,320,955)	b	6,069,461
Inventories	8,273,667	-	-		8,273,667
Prepaid expenses and other current assets	96,374	5,823	(5,823)	b	96,374
Deferred tax asset	158,277	-	-		158,277
TOTAL CURRENT ASSETS	23,250,212	3,450,756	(6,450,756)		20,250,212

Property, plant and equipment, net of accumulated depreciation	7,855,043	-	-		7,855,043
Other intangibles, net	647,999	-	6,182,000	c	6,829,999
Crop production costs	1,358,160	-	-		1,358,160
Deferred tax asset - long term	464,375	-	-		464,375
TOTAL ASSETS	$33,575,789	$3,450,756	$(268,756)		$36,757,789

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,773,250	$90,187	$(90,187)	b	$6,773,250
Accounts payable - related party	250,437	733,276	(733,276)	b	250,437
Accrued expenses and other current liabilities	170,711	91,818	(91,818)	b	170,711
Current portion of long-term debt	153,776	-	150,000	d	303,776
TOTAL CURRENT LIABILITIES	7,348,174	915,281	(765,281)		7,498,174

Long-term debt, less current portion	2,455,010	-	600,000	d	3,055,010

TOTAL LIABILITIES	9,803,184	915,281	(165,281)		10,553,184

STOCKHOLDERS' EQUITY
Common stock	7,473	10,000	(9,600)	b, e	7,873
Additional paid-in capital	23,349,793	-	2,431,600	e	25,781,393
Retained earnings	415,339	2,525,475	(2,525,475)	b	415,339
TOTAL STOCKHOLDERS' EQUITY	23,772,605	2,535,475	(103,475)		26,204,605
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,575,789	$3,450,756	$(268,756)		$36,757,789

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

S&W SEED COMPANY
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended September 30, 2012

	Historical		Pro Forma		Pro Forma
	S&W Seed Company	Imperial Valley Seeds	Adjustments	Notes	Combined
Revenue
Seed and crop revenue	$6,356,052	$4,513,631	$-		$10,869,683
Milling and other revenue	363,683	-	-		363,683
Total revenue	6,719,735	4,513,631	-		11,233,366

Cost of revenue
Cost of seed and crop revenue	5,549,419	4,005,379	-		9,554,798
Cost of milling and other revenue	91,914	-	-		91,914
Total cost of revenue	5,641,333	4,005,379	-		9,646,712

Gross profit	1,078,402	508,252	-		1,586,654

Operating expenses
Selling, general and administrative expenses	750,351	103,242	(18,608)	g	834,985
Research and development expenses	103,431	-	-		103,431
Depreciation and amortization	69,785	-	78,267	f	148,052

Total operating expenses	923,567	103,242	59,659		1,086,468

Income from operations	154,835	405,010	(59,659)		500,186

Other expense
Interest expense, net	7,868	-	2,250	h	10,118

Net income before income tax expense	146,967	405,010	(61,909)		490,068
Income tax expense	58,211	6,075	129,781	i	194,067
Net income	$88,756	$398,935	$(191,690)		$296,001

Net income per common share:
Basic	$0.01				$0.04
Diluted	$0.01				$0.04

Weighted average number of common shares outstanding:
Basic	6,839,560		400,000	j	7,239,560
Diluted	6,950,155		400,000	j	7,350,155

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

S&W SEED COMPANY
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended June 30, 2012

	Historical		Pro Forma		Pro Forma
	S&W Seed Company	Imperial Valley Seeds	Adjustments	Notes	Combined
Revenue
Seed and crop revenue	$13,261,853	$15,817,579	$-		$29,079,432
Milling and other revenue	885,764	-	-		885,764
Total revenue	14,147,617	15,817,579	-		29,965,196

Cost of revenue
Cost of seed and crop revenue	9,912,781	13,738,035	-		23,650,816
Cost of milling and other revenue	327,133	-	-		327,133
Total cost of revenue	10,239,914	13,738,035	-		23,977,949

Gross profit	3,907,703	2,079,544	-		5,987,247

Operating expenses
Selling, general and administrative expenses	2,772,711	358,050	14,200	k	3,144,961
Research and development expenses	242,523	-	-		242,523
Depreciation and amortization	272,855	-	313,067	f	585,922

Total operating expenses	3,288,089	358,050	327,267		3,973,406

Income from operations	619,614	1,721,494	(327,267)		2,013,841

Other expense
Loss on disposal of fixed assets	24,532	-			24,532
Interest expense, net	20,937	-	11,250	h	32,187

Net income before income tax expense	574,145	1,721,494	(338,517)		1,957,122
Income tax expense	199,310	28,216	451,874	l	679,400
Net income	$374,835	$1,693,278	$(790,390)		$1,277,722

Net income per common share:
Basic	$0.06				$0.20
Diluted	$0.06				$0.20

Weighted average number of common shares outstanding:
Basic	5,904,110		400,000	j	6,304,110
Diluted	5,906,899		400,000	j	6,306,899

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

S&W Seed Company
Notes to Unaudited Pro Forma Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma combined consolidated balance sheet as of September 30, 2012, and the unaudited pro forma combined statements of operations for the year ended June 30, 2012 and three months ended September 30, 2012, are presented herein. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on September 30, 2012, and combines the unaudited consolidated balance sheet of S&W Seed Company ("the Company or S&W") and the assets acquired from IVS. The unaudited pro forma combined statements of operations for the year ended June 30, 2012 and three months ended September 30, 2012 give effect to the acquisition as if it had occurred on July 1, 2011.

S&W's fiscal year ended June 30, 2012 and IVS's fiscal year ended December 31, 2011.The unaudited pro forma combined balance sheet was prepared using the historical balance sheets of S&W and IVS as of September 30, 2012. The unaudited pro forma combined statements of operations were prepared using the historical statements of operations of S&W for the year ended June 30, 2012 and three months ended September 30, 2012, and the historical statements of operations of IVS for the twelve months ended June 30, 2012 and three months ended September, 2012. IVS audited results were adjusted to exclude the six months ended June 30, 2011 and to include the six months ended June 30, 2012 to recast twelve months of operations ending June 30, 2012.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not reflect any cost savings or integration costs. The unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this Current Report on Form 8-K/A. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

Note 2 - Transaction and Purchase Consideration

On October 1, 2012, the Company purchased substantially all of the assets of Imperial Valley Seeds, Inc. ("IVS"). Pursuant to the acquisition agreement, the Company purchased substantially all of the assets of IVS not including cash on hand, all accounts and other receivables of IVS, and all inventory of the IVS alfalfa seed business. The Company did not assume any IVS liabilities.

Pursuant to the acquisition agreement, the Company paid the following consideration: cash in the amount of $3,000,000, a five-year unsecured, subordinated promissory note in the principal amount of $500,000, 400,000 shares of the Company's unregistered common stock valued at $2,432,000 and $250,000 to be paid over a five-year period for a non-competition agreement, for total consideration of $6,182,000. The non-compete portion of the consideration will be paid in five annual installments of $50,000 to Mr. Fabre, who joined the Company as Vice President of Sales and Marketing.

The acquisition has been accounted for as a business combination and the Company valued all assets and liabilities acquired at their estimated fair values on the date of acquisition. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of the acquisition.

The estimated purchase price allocation is based on preliminary estimates of fair value as follows:

Technology/IP	$1,058,000
Customer relationships	1,467,000
Trade-name and brands	1,859,000
Non-compete	293,000
Goodwill	1,505,000
Total acquisition cost allocated	$6,182,000

The purchase price consists of the following:

Cash	$3,000,000
Unsecured 5 year promissory note	500,000
Non-compete payment obligation	250,000
Common stock	2,432,000
$6,182,000

Note 3 - Pro Forma Adjustments

  Represents the cash paid at closing of the acquisition net of the cash balances not acquired.

  Represents elimination of the assets, liabilities and equity that were not acquired in the transaction.

  To reflect the estimated fair value of identifiable intangible assets and goodwill acquired in the acquisition.

  To reflect the $500,000 unsecured promissory note and the $250,000 non-compete obligation recorded at closing. Of the total $750,000 of obligations, $150,000 is classified as current on the combined balance sheet and the remaining balances are classified as long-term.

  To reflect the common stock issued as consideration in the acquisition net of IVS.

  Represents the amortization expense related to the fair value of identifiable amortizable intangible assets acquired in the transaction, as if the acquisition had been completed on July 1, 2011.

  To eliminate $22,158 of transaction expenses, partially offset by an increase in wages and benefits by $3,550.

  The consideration paid included a $500,000 unsecured promissory note. Interest expense is calculated based on 1-month LIBOR plus 2% and assumes the promissory note was issued on July 1, 2011.

  To reflect the additional income tax expense for the three months ended September 30, 2012 assuming a combined Company's effective tax rate of 39.6%.

  To reflect the issuance of 400,000 shares of common stock on the date of acquisition.

  To reflect an increase in wages and benefits by $14,200.

  To reflect the additional income tax expense for the year ended June 30, 2012 assuming a combined Company's effective tax rate of 34.7%.